Exhibit 10(a)(a)(a)(a)

Second Amendment To
The HP Inc. Severance and
Long-Term Incentive Change in Control Plan
for Executive Officers
As amended and restated effective February 28, 2020

    The HP Inc. Severance and Long-Term Incentive Change in Control Plan for Executive Officers (the "Plan"), as amended and restated effective February 28, 2020, is hereby amended, effective for employee notifications occurring on or after December 7, 2022, to add the following to Appendix A for Performance-Contingent Stock Options (“PCSOs”) generally granted on or after December 7, 2022.

Performance-Contingent Stock Options (PCSOs) With 3-Part Service Vesting
(Generally granted on or after December 07, 2022)
Assumptions regarding Award design:
The vesting terms of the PCSO are as follows:
One-third of the PCSO will vest on the later to occur of the first anniversary of the grant date, with continued service, or the satisfaction of a 15% share price increase within three years after the grant date, with continued service. (“15% Tranche”)
One-third of the PCSO will vest on the later to occur of the second anniversary of the grant date, with continued service, or the satisfaction of a 20% share price increase within four years after the grant date, with continued service. (“20% Tranche”)
The remaining one-third of the PCSO will vest on the later to occur of the third anniversary of the grant date, with continued service, or the satisfaction of a 30% share price increase within five years of the grant date, with continued service. (“30% Tranche”)
Upon a Qualifying Termination of the Executive Officer’s employment prior to the PCSOs becoming 100% vested, the Executive Officer is entitled to “pro rata vesting” of the PCSO Award, provided the applicable share-price component has been satisfied prior to the Qualifying Termination. The PCSO will be forfeited to the extent the share price performance has not been met prior to the Qualifying Termination. The proration, if any, will be in the proportion the number of months of service in the service period (not to exceed 36) bears to 36 months.
EXAMPLES:
Assume the Executive Officer is granted 12,000 PCSOs.
The rules of proration are as follows:
1.No price components satisfied. If, upon termination of the Executive Officer’s employment, none of the share price components has been satisfied, none of the PCSOs vest, regardless of what portion of the performance period has been served.

2.All price components satisfied. Assume each of the 15%, 20% and 30% price components have been satisfied prior to the Executive Officer’s Qualifying Termination. Assume the Executive Officer has a Qualifying Termination prior to the third anniversary of the grant date. The PCSOs will vest pro rata based on the number of full months elapsed from the grant date (not to exceed 36) to the date of the Qualifying Termination, divided by 36 months, taking into account the number of PCSOs previously vested, if any, as illustrated below:

TABLE 1
Pro-ration of PCSOs With 3-Part Service Vesting

Each of 15%, 20%, and 30% Share Price Components Satisfied

Termination of Employment	Number of Option Shares Vested
6 months after the Grant Date	2,000 PCSOs become vested: 6/36 x 12,000 PCSOs =2,000.
12 months after the Grant Date
4,000 PCSOs automatically became vested on the first anniversary of the grant date because the 15% Tranche service and share price components were met. The proration formula (12/36 x 12,000 = 4,000) does not result in the vesting of any additional PCSOs.

18 months after the Grant Date
2,000 PCSOs become vested, in addition to the 4,000 that had vested on the first anniversary of the grant date: 18/36 x 12,000 PCSOs = 6,000 minus the 4,000 that vested on the first anniversary of the grant date (6,000 – 4,000 = 2,000).

21 months after the Grant Date
3,000 PCSOs become vested, in addition to the 4,000 that had vested on the first anniversary of the grant date: 21/36 x 12,000 = 7,000 minus the 4,000 that vested on the first anniversary of the grant date (7,000 – 4,000 = 3,000).

24 months after the Grant Date
4,000 PCSOs automatically became vested on the second anniversary of the grant date because the 20% Tranche service and share price components were met. The proration formula (24/36 x 12,000 = 8,000) does not result in the vesting of any additional PCSOs. (4,000 shares had already vested on the first anniversary of the grant date.)

30 months after the Grant Date
2,000 PCSOs become vested, in addition to the 8,000 that had vested on the first and second anniversaries of the grant date: 30/36 x 12,000 = 10,000 minus the 8,000 that vested on the first and second anniversaries of the grant date (4,000 on each anniversary) (10,000 – 8,000 = 2,000).

3.    Some but not all share price components satisfied. Assume the 15% share price component is satisfied 12 months after the grant date and the 20% share price component is satisfied 20 months after the grant date. The 30% share price component has not been satisfied when the Executive Officer’s Qualifying Termination occurs. Upon the Qualifying Termination, the PCSOs shall vest pro rata (not more than 100%) based on number of full months elapsed from the grant date to the date of the Qualifying Termination (not to exceed 36), divided by 36 months, taking into account the number of PCSOs previously vested, if any, as illustrated below:

TABLE 2
Pro-ration of PCSOs With 3-Part Service Vesting

Only the 15% and 20% Share Price Components are Satisfied

Termination of Employment	Number of Option Shares Vested
6 months after the Grant Date	Zero (0) PCSOs become vested: No share price component has been satisfied.
12 months after the Grant Date
4,000 PCSOs automatically became vested on the first anniversary of the grant date because the 15% Tranche service and share price components were met. The proration formula (12/36 x 12,000 = 4,000) does not result in the vesting of any additional PCSOs.

18 months after the Grant Date	Zero (0) additional PCSOs become vested because the 20% Tranche share price component has not been met. (4,000 PCSOs became vested on the first anniversary of the grant date.)
21 months after the Grant Date
Because the 20% Tranche share price component has been met, 3,000 PCSOs become vested, in addition to the 4,000 that had vested on the first anniversary of the grant date: 21/36 x 12,000 = 7,000 minus the 4,000 already vested on the first anniversary of the grant date (7,000 – 4,000 = 3,000).

24 months after the Grant Date
4,000 PCSOs automatically became vested on the second anniversary of the grant date because the 20% Tranche service and share price components were met. The proration formula (24/36 x 12,000 = 8,000) does not result in the vesting of any additional PCSOs.(An additional 4,000 PCSOs became vested on the first anniversary of the grant date.)

30 months after the Grant Date	Zero (0) additional PCSOs become vested because the 30% Tranche share price component has not been met.

This Second Amendment is executed this 24th day of February, 2023, to be effective as of the date indicated above.
HP INC.

By:/s/ Kristen Ludgate
Kristen Ludgate
Chief People Officer